Exhibit 99.2

Additional Information

      The following is a description of the relationships among

the Reporting Persons and certain related entities or persons that may be deemed to beneficially own shares ("Shares") of the common stock of the issuer, Valhi.

      All of the outstanding voting stock of Contran Corporation

("Contran") is held by the Harold C. Simmons Family Trust No. 2

(the "Family Trust") established for the benefit of Lisa K.

Simmons and Serena Simmons Connelly and their children, for

which Ms. Simmons and Ms. Connelly are co-trustees, or is held directly by Ms. Simmons and Ms. Connelly or entities related to them. Ms. Simmons and Ms. Connelly are sisters.

      Ms. Simmons and Ms. Connelly also serve as co-chairs of the

Contran board of directors (the "Contran Board"), and one other member of Contran management also serves on the Contran Board.

As co-trustees of the Family Trust, Ms. Simmons and Ms. Connelly have the shared power to vote and direct the disposition of the shares of Contran stock held by the Family Trust, and Ms.

Simmons and Ms. Connelly each has the power to vote and direct the disposition of shares of Contran stock they hold directly or which is held by other entities related to them.

      Contran is the holder of 100% of the outstanding common

stock of Dixie Rice Agricultural L.L.C.("Dixie Rice")and may be

deemed to control Dixie Rice.  Dixie Rice is the direct holder of 100% of the outstanding common stock of VHC and may be deemed to control VHC.

      Ms. Simmons and Ms. Connelly (or the Connelly Trust, whose

Shares are combined with those held directly by Ms. Connelly for purposes of the percentage below) directly hold, or are related to the following persons or entities that directly hold the

following percentages of the outstanding Shares:

VHC...................................................91.5%

Serena Simmons Connelly........................Less than 1%

VHC may be deemed to control Valhi.  Contran may be deemed to control VHC, by virtue of its ownership of Dixie Rice shares.

      Ms. Simmons and Ms. Connelly directly hold, or are related to the following persons or entities that directly hold,

the following percentages of the outstanding shares of Kronos

Worldwide common stock:

Valhi.................................................50.0%

NLKW Holding LLC ("NLKW").............................30.4%

Contran....................................... Less than 1%

Serena Simmons Connelly........................Less than 1%

Together, Valhi, NL Industries, Inc. ("NL") (and its wholly-

owned subsidiary NLKW) and Contran may be deemed to control

Kronos Worldwide.

      Ms. Simmons and Ms. Connelly directly hold, or are related to the following persons or entities that directly hold, the following percentages of the outstanding shares of NL common stock:

Valhi...............................................82.9%

Kronos Worldwide.............................Less than 1%

Serena Simmons Connelly......................Less than 1%

Together, Valhi and Kronos Worldwide may be deemed to control

NL.

      NL (including a wholly-owned subsidiary of NL) and Kronos

Worldwide own 14,372,970 Shares and 1,724,916 Shares,

respectively. Since NL and Kronos Worldwide are majority-owned subsidiaries of Valhi, pursuant to Delaware law Valhi treats such shares as treasury stock for voting purposes, and such

shares are not deemed outstanding for purposes of calculating beneficial ownership percentages for purposes of Section 13 of the Securities Exchange Act. The aggregate 16,097,886 shares of

Valhi common stock are not included in the body of Table I of this statement; were not previously included in the body of

Table I of the Form 3 (Initial Statement of Beneficial Ownership

of Securities) filed by the Family Trust; and are not deemed outstanding for the percentages of Valhi ownership provided

above.

      By virtue of the stock ownership of each of Kronos

Worldwide, NL, Valhi, VHC, Dixie Rice and Contran, the role of

Ms. Simmons and Ms. Connelly as co-trustees of the Family

Trust, Ms. Simmons and Ms. Connelly being beneficiaries of

the Family Trust, the direct holdings of Contran voting stock by each of Ms. Simmons, Ms. Connelly and entities related to them, the positions as co-chairs of the Contran Board by each of

Ms. Simmons and Ms. Connelly, in each case as described above,

(a) Ms. Simmons and Ms. Connelly may be deemed to control the

Family Trust, Contran, Dixie Rice, VHC, Valhi, NL, and Kronos

Worldwide and (b) Ms. Simmons and Ms. Connelly, Contran, Dixie

Rice, VHC, Valhi, NL and Kronos Worldwide may be deemed to

possess indirect beneficial ownership of, and a pecuniary

interest in, shares of common stock directly held by such

entities, including any Shares.  However, except for the 56,136

Shares she holds directly or through a trust for which she is the sole trustee and sole beneficiary, Ms. Connelly disclaims beneficial ownership of all Shares, except to the extent of her pecuniary interest in such Shares, if any.